UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

CHILCO RIVER HOLDINGS INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0001278595 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

595 Howe Street, Suite 206
Vancouver, British Columbia, Canada, V6C 2T5
(Address of Principal Executive Offices) (Zip Code)

604-681-2572
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8 OTHER EVENTS

        The board of directors of Chilco River Holdings Inc. (the “Company”) has authorized and approved a 2 for 1 forward stock split of its issued and outstanding shares of common stock, par value $0.001 per share, by way of share dividend payable upon surrender of certificates. Pursuant to Section 78.215 of the Nevada General Corporation Law, shareholder approval of the share dividend was not required.

        To effect the share dividend, the Company authorized the issuance of one share of common stock for each one outstanding share of common stock held by the shareholders of record on July 11, 2005 at 5:00 p.m. (Eastern Standard Time)(the “Record Date”). The share dividend is payable upon surrender of the outstanding share certificates. Shareholders are required to surrender their existing share certificates representing shares of common stock issued before the Record Date by tendering the such share certificates to the Company’s transfer agent. Upon surrender of the outstanding share certificates representing the issued and outstanding shares of common stock held by shareholders on the Record Date, the Company’s transfer agent will issue new share certificates giving effect to the share dividend so that each one share of common stock of the Corporation issued and outstanding prior to the Record Date shall represent two post-split shares of the Company’s common stock.

        Immediately prior to the stock dividend, the Company had 3,057,000 shares of common stock (CUSIP 168 70R 103) issued and outstanding. After giving effect to the stock dividend, the Company will have 6,114,000 shares of common stock (CUSIP 168 70R 202) issued and outstanding. The Company's common stock will be quoted for trading on a post dividend basis on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the new trading symbol “CRVH” at the open of the market July 12, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILCO RIVER HOLDINGS INC. (Registrant)

By: /s/ Gavin Roy Gavin Roy Secretary and Treasurer

Dated: July 11, 2005